UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2015

SUNNYSIDE BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55005	46-3001280
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

56 Main Street, Irvington, New York	10533
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 591-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Employment Agreement with Mr. Sullivan. On June 16, 2015, Sunnyside Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Sunnyside Federal Savings and Loan Association of Irvington (the “Association”), adopted an amendment to the employment agreement with Timothy D. Sullivan, President and Chief Executive Officer of the Company and Association, effective June 16, 2015. The amendment provides that the term of the employment agreement may be renewed on an annual basis provided the disinterested members of the Board of Directors approve the extension of the term.

The foregoing description is qualified in its entirety by reference to the amendment to the employment agreement with Mr. Sullivan that is attached hereto as Exhibit 10.1, and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits. Not applicable.

Exhibit Number	Description

Exhibit 10.1	Amendment Number Two to Employment Agreement between Sunnyside Federal Savings and Loan Association of Irvington and Timothy D. Sullivan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Sunnyside Bancorp, Inc.

DATE: June 22, 2015	By:	/s/ Edward J. Lipkus
Edward J. Lipkus
Vice President and Chief Financial Officer